===============================================================================


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                               -------------

                                    FORM 8-K
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                              August 17, 1998
                              Date of Report

                            INSILCO CORPORATION
          (Exact name of registrant as specified in its charter)

                               -------------

          Delaware                 0-22098          06-0635844
(State of other jurisdiction     (Commission       (IRS Employer
      of incorporation)           File no.)     Identification No.)

     425 Metro Place North
          Fifth Floor
         Dublin, Ohio                                  43017
(Address of principal executive                      (Zip Code)
           offices)

                              (614) 792-0468
            Registrant's telephone number, including area code

__________________________________________________________________________
      (Former name or former address, if changed since last report.)




===============================================================================



Item 1.  Changes in Control of Registrant

     Insilco Corporation ("Insilco"), Insilco Holding Co. ("Holdings") and DLJ Merchant Banking Partners II, L.P. ("DLJMB") announced the closing of
(i) the merger (the "Reorganization Merger") of Insilco ReorgSub Company, a wholly owned subsidiary of Holdings with and into Insilco, with Insilco continuing as the surviving corporation and as the wholly owned subsidiary of Holdings and (ii) promptly after the Reorganization Merger, the merger of Silkworm Acquisition Corporation, an affiliate of DLJMB and affiliated funds and entities (the "DLJMB Funds"), with and into Holdings (the "Merger" and together with the Reorganization Merger, the "Mergers").

     As a result of the Mergers, (i) the holders of common stock of Insilco prior to the Mergers now own approximately 10% of the common stock of Holdings and (ii) the DLJMB Funds acquired approximately 69.0%, and 399 Venture Partners, Inc. ("CVC") acquired approximately 19.3%, of the outstanding common stock of Holdings. The Mergers were approved by a majority of Insilco's stockholders at a special meeting held on August 13, 1998.

Item 5.  Other Events

               DLJMB's and Insilco's press release issued August 17, 1998, is attached as an exhibit and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits




Exhibit No.                  Description
-----------                  -----------

99.1                         Press release issued August 17, 1998




                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   INSILCO CORPORATION



                                   By:  /s/ Kenneth H. Koch
                                       --------------------------------
                                    Name: Kenneth H. Koch
                                    Title: Vice President and Secretary

August 18, 1998